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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     FEBRUARY 10, 2006
                                                  ----------------------

                             PLY GEM HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


                   333-114041                               20-0645710
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           (Commission File Number)           (IRS Employer Identification No.)


             185 PLATTE CLAY WAY
              KEARNEY, MISSOURI                                64060
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(Address of Principal Executive Offices)                     (Zip Code)


                                 (800) 800-2244
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              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

             In connection with the previously announced marketing by Ply Gem Industries, Inc. ("Ply Gem") of a $121.0 million incremental senior secured term loan (the "Incremental Term Loan"), Ply Gem is providing the following information:

             As of December 31, 2005, Ply Gem had approximately $637 million of indebtedness outstanding, which included approximately $277 million outstanding under its term loan facilities and approximately $360 million outstanding aggregate principal amount of its senior subordinated notes.

             For the year ended December 31, 2005, Ply Gem estimates that its Net Income was approximately $20.2 million and that its Adjusted EBITDA was approximately $114.9 million. These are only estimates, and management estimates that Net Income could vary by as much as $600,000 and that Adjusted EBITDA could vary by as much as $1 million.

             Adjusted EBITDA means net income (loss) plus interest expense (net of investment income), provision (benefit) for income taxes, depreciation and amortization and non-cash foreign currency gain/(loss). Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies. Management believes that the presentation of Adjusted EBITDA included in this Current Report provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP. You are cautioned not to place undue reliance on Adjusted EBITDA. The following table sets forth the reconciliation of Adjusted EBITDA to net income for Ply Gem as of December 31, 2005, for the Adjusted EBITDA estimate, and the low and high ends of the range within which it could vary:

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                                                   LOW           ESTIMATED          HIGH
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
NET INCOME                                      $  19,613       $  20,213       $  20,813
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     Interest expense, net                         56,927          56,927          56,927
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     Provision for income taxes                    12,263          12,663          13,063
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     Depreciation and amortization                 26,125          26,125          26,125
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     Non Cash gain on currency transaction         (1,010)         (1,010)         (1,010)
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ADJUSTED EBITDA*                                $ 113,918       $ 114,918       $ 115,918
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

*Adjusted EBITDA includes approximately $2.3 million of management fee expense paid to Caxton-Iseman.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PLY GEM HOLDINGS, INC.


Date:  February 10, 2006                    By: /s/ Shawn K. Poe
                                                -------------------------------
                                                Shawn K. Poe
                                                Vice President, Chief Financial
                                                Officer, Treasurer and Secretary